UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2006

GENERAL MILLS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1185	41-0274440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota (Mail: P.O. Box 1113)	55426 (Mail: 55440)
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 17, 2006, General Mills, Inc. (the “Company”) amended and restated its existing 364-Day Credit Agreement, dated as of October 21, 2005, among General Mills, Inc., the several financial institutions from time to time party to the agreement and JPMorgan Chase Bank, N.A., as Administrative Agent.

The terms and conditions of the credit facility are set forth in the Amended and Restated Credit Agreement, dated as of October 17, 2006, among the Company, the several financial institutions from time to time party to the agreement and Citibank, N.A., as Administrative Agent. A copy of the Amended and Restated Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Amended and Restated Credit Agreement, dated as of October 17, 2006, among General Mills, Inc., the several financial institutions from time to time party to the agreement and Citibank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2006

GENERAL MILLS, INC.
By:	/s/ Siri S. Marshall
Name: Siri S. Marshall Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement, dated as of October 17, 2006, among General Mills, Inc., the several financial institutions from time to time party to the agreement and Citibank, N.A., as Administrative Agent.